Exhibit 32.1
SECTION 1350 CERTIFICATION OF THE CHIEF EXECUTIVE
OFFICER AND CHIEF FINANCIAL OFFICER
     In connection with Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K of Nash-Finch Company (the “Company”) for the period ended December 31, 2005 as filed with the Securities and Exchange Commission (as amended, the “Report”), we, Allister P. Graham, Interim Chief Executive Officer and LeAnne M. Stewart, Senior Vice President and Chief Financial Officer, respectively, of the Company, certify, pursuant to 18 U.S.C. Section 1350, that to our knowledge:
(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

Date: March 21, 2006	By:	/s/ Allister P. Graham
		Name:	Allister P. Graham
		Title:	Chairman and Interim Chief Executive Officer

By:	/s/ LeAnne M. Stewart
	Name:	LeAnne M. Stewart
	Title:	Senior Vice President and Chief Financial Officer